Exhibit 99.2

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of June 30, 2014 and December 31, 2013

(amounts in thousands)

	Unaudited 2014	Audited 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,342	$570
Accounts receivable, less allowance for doubtful accounts of $408 at June 30, 2014 and December 31, 2013	3,483	4,193
Inventories, net	3,614	4,392
Prepaid expenses and other current assets	570	241

Total Current Assets	9,009	9,396

PROPERTY AND EQUIPMENT, NET	713	803

OTHER ASSETS
Intangible assets, net	26,617	26,617
Accumulated amortization, net	(14,574)	(13,815)

Net intangible assets	12,043	12,802

Goodwill	2,806	2,806
Deferred financing costs, net	28	53
Other assets	174	142

Total Other Assets	15,051	15,803

TOTAL ASSETS	$24,773	$26,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit, bank	$2,500	$1,000
Current portion of senior term note payable	4,101	4,101
Subordinated note payable (majority stockholder)	1,500	1,500
SBA term note payable	964	1,000
Accounts payable	1,939	2,505
Accrued expenses	5,321	5,387
Deferred revenue	592	571

Total Current Liabilities	16,917	16,064

LONG-TERM LIABILITIES
Subordinated note payable - Sandstone	1,100	1,100
Promissory note - Sandstone	711	683
Accrued royalty commitment - Long Term	4,029	3,934

Total Long-Term Liabilities	5,840	5,717

Total Liabilities	22,757	21,781

STOCKHOLDERS’ EQUITY
Preferred stock, series B	—	—
Preferred stock, series A	—	—
Common stock	37	37
Additional paid-in capital	40,851	40,723
Stock subscription receivable	(12)	(12)
Retained earnings	(38,860)	(36,527)

Total Stockholders’ Equity	2,016	4,221

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,773	$26,002

See accompanying notes to consolidated financial statements.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2014 and 2013

(unaudited, amounts in thousands)

	2014	2013

NET SALES	$12,890	$13,425

COST OF GOODS SOLD	4,714	5,167

Gross Profit	8,176	8,258

OPERATING EXPENSES
Selling, general and administrative	8,588	8,696
Depreciation	121	150
Amortization of intangibles	759	823
Loss on natural disasters, net	—	4

Total Operating Expenses	9,468	9,673

Operating Loss	(1,292)	(1,415)

OTHER INCOME (EXPENSE)
Interest expense	(1,041)	(429)

NET LOSS	$(2,333)	$(1,844)

See accompanying notes to consolidated financial statements.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2014 and 2013

(unaudited, amounts in thousands)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,333)	$(1,844)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation and amortization	171	125
Amortization of intangibles and other assets	759	823
Amortization of deferred financing costs	25	14
Interest accrued on promissory note	28	80
Provision for doubtful accounts	(58)	—
Stock-based compensation	128	128
Changes in assets and liabilities
Accounts receivable	768	225
Inventory	778	(1,081)
Prepaid expense and other current assets	(262)	152
Other assets	(155)	(329)
Accounts payable and accrued expenses	(537)	(477)
Deferred revenue	21	(19)

Net Cash Flows from Operating Activities	(667)	(2,203)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(25)	(155)

Net Cash Flows from Investing Activities	(25)	(155)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change on line of credit, bank	1,500	2,000
Repayment on long-term debt	(36)	(75)
Issuance of Series B Preferred Stock	—	—
Stock redemption	—	—

Net Cash Flows from Financing Activities	1,464	1,925

Net Change in Cash and Cash Equivalents	772	(433)

CASH AND CASH EQUIVALENTS - Beginning of Year	570	845

CASH AND CASH EQUIVALENTS - END OF YEAR	$1,342	$412

See accompanying notes to consolidated financial statements.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and December 31, 2013 and for the Six Months Ended June 30, 2014 and 2013

(amounts in thousands)

NOTE 1 - General

Nature of Operations

Ellman Holding Corporation (the “Company”), a Delaware corporation, was incorporated on January 31, 2008 to acquire the stock of Ellman International, Inc., a company principally engaged in the manufacturing and distribution of equipment for medical, dental and veterinary professionals, both domestically and internationally.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S.generally accepted accounting principles (GAAP) for interim financial information. Accordingly, certain information and footnote disclosures normally included in complete financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations applicable to interim financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (including normally recurring accruals) necessary to present fairly the Company’s financial position at June 30, 2014, its results of operations and its cash flows for the six months ended June 30, 2014 and 2013. The accompanying financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2013, incorporated by reference within this document.

Fair Value of Financial Instruments

Carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate their fair values due to their short maturities. Based on the borrowing rates available to the Company for loans with similar terms, the carrying value of the borrowings approximates their fair value. The carrying amounts of other assets and liabilities approximate their fair values based upon their nature and size.

Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A fair value hierarchy prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly and (Level 3) unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

Financial assets that are measured at fair value on a recurring basis have been segregated into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement dates. The following table represents Ellman’s fair value hierarchy for its financial assets (cash equivalents) measured at fair value as of June 30, 2014:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$1,342	$—	$—	$1,342

Total	$1,342	$—	$—	$1,342

The majority of the Company’s non-financial assets and liabilities are not required to be carried at fair value on a recurring basis. However, the Company is required on a nonrecurring basis to use fair value measurements when analyzing asset impairment as it relates to goodwill and other indefinite-lived intangible assets and long-lived assets. For its annual goodwill impairment testing, the Company utilized a combination of income and market approaches (Level 3 inputs).

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and December 31, 2013 and for the Six Months Ended June 30, 2014 and 2013

(amounts in thousands)

Subsequent Events

The Company has evaluated subsequent events occurring after the date of the consolidated financial statements for events requiring recording or disclosure in the financial statements.

NOTE 2 - Inventories, net

Ellman states al inventories at the lower of cost or market with cost determined on an average cost basis, which approximates the first-in first-out inventory costing method. Inventories are summarized as follows:

	June 30, 2014	December 31,
		2013 (audited)

Raw Materials	$1,424	$1,434
Finished Goods	2,896	3,664

	4,320	5,098
Less: valuation allowance	(706)	(706)

Inventories, net	$3,614	$4,392

NOTE 3 - Stock-Based Compensation

Ellman recorded stock-based compensation expense of $128 and $128 for the six months ended June 30, 2014 and 2013, respectively. There were no exercises of stock options for the six months period ended June 30, 2014.

NOTE 4 - Income Taxes

The Company files income tax returns in the federal jurisdiction, and various state jurisdictions. The Company has not been audited for federal or state purposes, and as a result of its carryforwards, all years are effectively open to adjustment.

NOTE 5 - Subsequent Events

On September 5, 2014, Cynosure, Inc., acquired (the “Acquisition”) substantially all of the assets of the Company, for a cash purchase price of approximately $13,200. In addition, Cynosure assumed certain contractual and current liabilities associated with normal working capital. The purchase price was based primarily on the net working capital on the date of purchase plus an amount required to retire all the of the Company’s long term debt on the date of sale.